   As filed with the Securities and Exchange Commission on September 17, 1996
                                                 Registration No. 333-
- -------------------------------------------------------------------------------

                             Washington, D.C. 20549
                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                           FIGGIE INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                52-1297376
(State or other Jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

                               4420 Sherwin Road
                             Willoughby, Ohio 44094
          (Address of principal executive offices, including zip code)

                              -------------------

        FIGGIE INTERNATIONAL INC. SAVINGS PLAN FOR HOURLY PAID EMPLOYEES

                            (Full title of the plan)


                                    Copy to:

Robert D. Vilsack, Esq.                             William A. Papenbrock, Esq.
General Counsel and Corporate Secretary             Calfee, Halter & Griswold
Figgie International, Inc.                          1400 McDonald Investment Center
4420 Sherwin Road                                   800 Superior Avenue
Willoughby, Ohio 44094                              Cleveland, Ohio 44114
(216) 953-2700                                      (216) 622-8200

(Name, address and telephone number, including area code, of agent for service)

                             ---------------------

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                        Proposed        Proposed
Title of                                maximum         maximum
securities              Amount          offering        aggregate       Amount of
to be                   to be           price           offering        registration
registered(2)           registered      per share(1)    price(1)        fee
- -------------------------------------------------------------------------------

Class A Common Stock,   250,000 shares  $13.9375         $3,484,375      $1,202
$.10 par value

Class B Common Stock,   250,000 shares  $  12.75         $3,187,500      $1,100
$.10 par value

- -------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices as quoted on The NASDAQ National Market System for September 3, 1996.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


        The following documents of Figgie International, Inc. (the "Company"), previously filed with the Securities and Exchange Commission (the
"Commission"), are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

        2. Amendment No. 1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

        3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

        4. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

        5. The Company's current report on Form 8-K dated March 1, 1996 and filed on March 15, 1996;

        6. The Company's Registration Statement on Form 8-A filed
           November 27, 1985;

        7. The Company's Amendment No. 1 to its Registration Statement on Form 8-A filed December 17, 1985;

        8. The Company's Amendment No. 2 to its Registration Statement on Form 8-A filed February 4, 1986;

        9. The Company's Amendment No. 3 to its Registration Statement on Form 8-A filed June 17, 1988.

other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Article VI of the Company's ByLaws provides in part that the Company shall indemnify any person who was or is an "authorized representative" of the Company (which means, for purposes of Article VI, a Director or officer of the Company, or a person serving at the request of the Company as director, officer, or trustee, of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a "party" (which includes, for purposes of Article VI, the giving of testimony or similar involvement) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Company by reason of the fact that such person was or is an authorized representative of the Company, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal third party proceedings (which could or does lead to a criminal third party proceeding), had no reasonable cause to believe was unlawful.

                Article VI of the Company's ByLaws also provides that the Company shall indemnify any person who was or is an authorized representative of the Company and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which means, for purposes of Article VI, any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor or investigative proceeding by the Company) by reason of the fact that such person was or is an authorized representative of the Company, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                In addition, Article VI of the Company's ByLaws provides that, to the extent that an authorized representative of the Company has been successful on the merits or otherwise in defense of any third party or corporate proceedings or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

                Determinations with respect to indemnification shall be made by the Board of Directors by a majority of a quorum consisting of Directors who were not parties to such third party or corporate proceedings; or if such a quorum is not obtainable or, even if obtainable, if a majority vote of such a quorum so directs, by independent legal counsel in a written opinion; or by the stockholders.

                The General Corporation Law of the State of Delaware provides that the Company may maintain insurance to cover losses incurred pursuant to liability of Directors and officers of the Company, which insurance, if any, may cover liabilities of Directors and officers of the Company arising under the Securities Act of 1933.

Item 7.         Exemption from Registration Claimed

                Not applicable.

Item 8.         Exhibits

                The registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "I.R.S.") in a timely manner and has made or will make all changes required by the I.R.S. to qualify the Plan.

                See also the Exhibit Index at Page E-1 of this Registration Statement.

Item 9.         Undertakings

        A.      The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events arising after effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under
Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Willoughby, State of Ohio, this 15th day of August, 1996.

                                   FIGGIE INTERNATIONAL INC.

                                   By: /s/ Steven L. Siemborski
                                       --------------------------------------
                                        Steven L. Siemborski, Chief Financial
                                        Officer and Senior Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below the by the following persons in the capacities indicated on August 15, 1996.

        Signature                               Title
        ---------                               -----

/s/ John P. Reilly
- -------------------------               Chairman of the Board, Chief Executive
John P. Reilly                          Officer and President (Principal
                                        Executive Officer)

/s/ Steven L. Siemborski
- -------------------------               Chief Financial Officer and Senior Vice
Steven L. Siemborski                    President (Principal Financial Officer
                                        and Principal Accounting Officer)

/s/ Fred J. Brinkman
- -------------------------               Director
Fred J. Brinkman

/s/ Alfred V. Gagnes
- -------------------------               Director
Alfred V. Gagnes

/s/ John S. Lanahan
- -------------------------               Director
John S. Lanahan

/s/ F. Rush McKnight
- -------------------------               Director
F. Rush McKnight

/s/ Harrison Nesbit, II
- -------------------------               Director
Harrison Nesbit, II

/s/ A. A. Sommer, Jr.
- -------------------------               Director
A. A. Sommer, Jr.

/s/ Walter M. Vannoy
- -------------------------               Director
Walter M. Vannoy

        Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on September 9, 1996.

                                   FIGGIE INTERNATIONAL INC. SAVINGS PLAN
                                   FOR HOURLY PAID EMPLOYEES


                                   By:   Wilmington Trust Company,
                                         Trustee


                                         By:  /s/ Bruce Spartz
                                              ---------------------------------
                                              Bruce Spartz,
                                              Senior Financial Services Officer

                           FIGGIE INTERNATIONAL INC.
                                 EXHIBIT INDEX


EXHIBIT NUMBER                   DESCRIPTION                    SEQUENTIAL PAGE
- --------------                   -----------                    ---------------
      4.1       Restated Certificate of Incorporation of the           (1)
                Corporation, as amended

      4.2       By-Laws of the Corporation                             (2)

      4.3       Specimen Certificate Class A Common Stock,             (3)
                $.10 par value

      4.4       Specimen Certificate Class B Common Stock,             (3)
                $.10 par value

      4.5       Figgie International Inc. Savings Plan for
                Hourly Paid Employees

      4.6       Indenture, dated as of October 1, 1989,                (4)
                between Figgies International Inc. and
                Continental Bank, National Association (n/k/a
                State Street Trust), as Trustee, with respect
                to the 9.875% Senior Notes due October 1, 1999.

      4.7       Second Supplemental Indenture, dated as of             (5)
                December 31, 1986, among Figgie International,
                Inc. and Marine Midland Bank, N.A., as Trustee,
                with respect to the 10.375% Subordinated
                Debentures due April 1, 1998.

      4.8       First Supplemental Indenture, dated as of              (6)
                July 18, 1983, among Figgie International Inc.,
                Figgie International Holdings Inc., and Marine
                Midland Bank, N.A., as Trustee with respect to
                the 10-3/8% Subordinated Debentures due 1998,
                along with the Original Indenture dated as of
                April 1, 1978.

      5.1 Opinion of Calfee, Halter & Griswold regarding the validity of the equity shares being registered (see Page II-7 of this Registration
                Statement)

     23.1 Consent of Arthur Andersen LLP (see Page II-8 of this Registration Statement)

     23.2       Consent of Calfee, Halter & Griswold (see Page
                II-9 of this Registration Statement)

     24.1       Power of Attorney and related Certified
                Resolution (see Pages II-10 and II-11 of this
                Registration Statement)

- ---------------
(1) Incorporated herein by reference to Exhibit 19 of the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 1987 (File No. 1-8591).

(2) Incorporated herein by reference to Exhibit 3(ii) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-8591).

(3) Contained in the Restated Certificate of Incorporation of the Corporation, as amended, incorporated herein by reference as Exhibit 4 above.

(4) Incorporated herein by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1989 (File No. 1-8591).

(5) Incorporated herein by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1986 (File No. 1-8591).

(6) Incorporated herein by reference to Exhibit 3(4)(f) to the Company's Form 8-B filed October 19, 1983 (File No. 1-8591).